SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – October 30, 2009

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-24341	54-1865271
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Bala Plaza, Suite 300 Bala Cynwyd, Pennsylvania	19004
(Address of Principal Executive Offices)	(Zip Code)

(610) 660-7817

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

As previously disclosed, on July 9, 2008, Central European Distribution Corporation (the “Company”) completed an investment with Lion Capital LLP (“Lion Capital”) and certain of Lion’s affiliates (collectively with Lion Capital, “Lion”) and certain other investors, pursuant to which the Company, Lion and such other investors acquired all of the outstanding equity of the Russian Alcohol Group (“RAG”) (the “Prior Agreement”).

As previously disclosed on the Form 8-K filed by the Company on April 30, 2009 (the “Prior 8-K”), on April 24, 2009, the Company entered into new agreements with Lion to replace the Prior Agreement, which will permit the Company, through a multi-stage equity purchase, to acquire over the next five years (including 2009) all of the equity interests in RAG held by Lion (the “Acquisition”). In connection with the Acquisition, the Company entered into certain agreements, including an Option Agreement (the “Option Agreement”), dated May 7, 2009, among the Company, Lion/Rally Cayman 4, a company incorporated in the Cayman Islands and an affiliate of Lion (“Cayman 4”), Lion/Rally Cayman 5, a company incorporated in the Cayman Islands and an affiliate of Lion (“Cayman 5”) and Lion/Rally Cayman 7 L.P., a Cayman Exempted Limited Partnership, of which the Company is the sole limited partner (“Cayman 7”, and together with the Company, Cayman 4 and Cayman 5, the “Parties”) pursuant to which, among other things, Cayman 4 and Cayman 5 granted Cayman 7 a series of options entitling it to acquire, in a series of transactions, all of the remaining equity interests of RAG held by Lion through Cayman 4 and Cayman 5 in exchange for certain consideration consisting of cash payments and the issue of shares of common stock, par value $0.01 per share, of the Company (“Common Stock”), to Cayman 4 and Cayman 5. As disclosed in the Prior 8-K, in connection with the exercise of one of these options, the Company was required to issue to Cayman 4 and Cayman 5 1,000,000 shares of Common Stock on October 31, 2009.

On October 30, 2009, the Parties entered into an Amended New Option Agreement (the “Amended New Option Agreement”) and agreed, among other things, that the Company’s obligation to issue such 1,000,000 shares of Common Stock would be replaced with an obligation to pay $31,860,000 in cash (the “Cash Payment”); provided, that, if the Company does not make the Cash Payment prior to January 15, 2010, the Company shall satisfy its obligation to make the Cash Payment by issuing to Cayman 4 and Cayman 5 on February 10, 2010 $32,510,000 of Common Stock (the “Contingent Stock Consideration”). On October 30, 2009, the Company caused Cayman 7 to exercise the first of the call options under the Amended New Option Agreement, and as a result Cayman 4 and Cayman 5 delivered certain equity interests in RAG to Cayman 7 in exchange for a cash payment of $6,000,000.

A copy of the Amended New Option Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference, and all descriptions of the Amended New Option Agreement herein are qualified by reference thereto.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

To the extent required by Item 2.01 of Form 8-K, the information contained in Item 1.01 of this Current Report is hereby incorporated by reference herein.

Item 3.02.	Unregistered Sale of Equity Securities.

To the extent required by Item 3.02 of Form 8-K, the information contained in Item 1.01 of this Current Report is hereby incorporated by reference herein.

In connection with, and as consideration for, the Amended New Option Agreement, the Company has agreed to issue the Contingent Stock Consideration to Lion if the Company does not timely make the Cash Payment. The Contingent Stock Consideration was negotiated between the Company and Lion in connection with the negotiation of the Amended New Option Agreement. The offering of the Contingent Stock Consideration will be made only to persons who are “accredited investors” as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”). The Contingent Stock Consideration will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States in the absence of an effective registration statement or an exemption from the registration requirements of the Securities Act. The Company will rely on the exemption from the registration requirements of the Securities Act set forth under Section 4(2) of the Securities Act and Regulation D thereunder.

As previously disclosed, the Company, Cayman 4 and Cayman 5 entered into a Registration Rights Agreement (the “Registration Rights Agreement”), dated May 7, 2009, whereby the Company granted Cayman 4 and Cayman 5 certain registration rights with regard to the shares of Common Stock to be issued to Cayman 4 and Cayman 5 in connection with the Acquisition. On October 30, 2009, the Company, Cayman 4 and Cayman 5 executed an Agreement (the “Registration Rights Agreement Supplement”) pursuant to which the Company granted Cayman 4 and Cayman 5 similar registration rights with regard to the Contingent Stock Consideration. A copy of the Registration Rights Agreement Supplement is attached as exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference, and all descriptions of the Registration Rights Agreement Supplement herein are qualified by reference thereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Agreement, dated October 30, 2009, by and among Lion/Rally Cayman 4, Lion/Rally Cayman 5 and Central European Distribution Corporation.

10.1	Amended New Option Agreement, dated October 30, 2009, between Central European Distribution Corporation, Lion/Rally Cayman 4, Lion/Rally Cayman 5 and Lion/Rally Cayman 7.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Central European Distribution Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

By:	/S/ CHRISTOPHER BIEDERMANN
Christopher Biedermann
Vice President and
Chief Financial Officer

Date: November 5, 2009

EXHIBIT INDEX

Exhibit No.	Description

4.1	Agreement, dated October 30, 2009, by and among Lion/Rally Cayman 4, Lion/Rally Cayman 5 and Central European Distribution Corporation.

10.1	Amended New Option Agreement, dated October 30, 2009, between Central European Distribution Corporation, Lion/Rally Cayman 4, Lion/Rally Cayman 5 and Lion/Rally Cayman 7.